     Exhibit 10.45

Execution Copy

27 August 2008

SMARTSWITCH NETHERLANDS C.V.

as the Borrower

and

NET1 UEPS TECHNOLOGIES, INC.

as Subordinated Creditor

and

INVESTEC BANK (UK) LIMITED

as the Lender

______________________________________

DEED OF SUBORDINATION
______________________________________

Herbert Smith LLP

26.	GOVERNING LAW	14

27.	JURISDICTION	15

THIS DEED OF SUBORDINATION is dated 27 August 2008 and made

BETWEEN:

(1)

SMARTSWITCH NETHERLANDS C.V. (a limited partnership registered in the Netherlands under number 24439756 acting through its general partner SMARTSWITCH USA LLC, a limited liability company organised and existing under the laws of Delaware as borrower (the "Borrower")

(2)

UEPS TECHNOLOGIES, INC. (a company incorporated in Florida with company registration number P97000041098 whose registered office is at 100 North Tampa, Suite 2200, Tampa, Florida (the "Subordinated Creditor"); and

(3)	INVESTEC BANK UK LIMITED (the "Lender").

IT IS AGREED as follows:

1.	DEFINITIONS, CONSTRUCTION AND THIRD PARTY RIGHTS

1.1	Definitions

Terms defined in the Facility Agreement shall, unless otherwise defined in this Deed or unless a contrary intention appears, bear the same meaning when used in this Deed and the following terms shall have the following meanings:

"Ancillary Liabilities" in relation to any of the Senior Debt or the Subordinated Debt means:

(A)	any refinancing, novation, refunding, restructuring, deferral or extension of any of those liabilities;

(B)	any further advance which may be made under any agreement supplemental to the relevant facilities or credit agreement plus all interest, indemnities, fees and costs in connection therewith;

(C)	any claim for damages or restitution in the event of rescission of any such liabilities or otherwise in connection with any relevant facilities or credit agreement;

(D)	any claim against the Borrower flowing from any recovery by the Borrower of a payment or discharge in respect of those liabilities on the grounds of preference or otherwise; and

(E)

any amounts (including post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non- allowability of the same in any insolvency or other proceedings.

"Facility Agreement" means the facility agreement between, among others, the Borrower and the Lender dated on or around the date of this Deed.

"Debt" means:

(A)	the Senior Debt; and

(B)	the Subordinated Debt.

"Party" means a party to this Deed.

"Receiver" means a Receiver as defined in any of the Senior Security Documents.

"Senior Debt" means all present and future sums, liabilities and obligations (actual or contingent) payable, owing, due or incurred by the Borrower to the Lender under or in connection with a Finance Document together with all Ancillary Liabilities relating thereto.

"Senior Discharge Date" means the date, as determined by the Lender, on which all Senior Debt has been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Lender whether or not by enforcement and on which no commitment is in force under the Finance Documents.

"Senior Security Documents" means a Security Document as defined in the Facility Agreement.

"Subordinated Debt" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing due or incurred by the Borrower to the Subordinated Creditor together with all Ancillary Liabilities relating thereto.

"Subordinated Document" means any document evidencing or recording the terms of any Subordinated Debt.

1.2	Construction

The provisions of clause 1.2 of the Facility Agreement apply to this Deed as though they were set out in full in this Deed.

1.3	Third Party Rights

Except as otherwise expressly provided in this Deed, no term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

1.4	Effect as a Deed

This Deed is intended to take effect as a deed notwithstanding that the Lender may have executed it under hand only.

2.	RANKING OF DEBT

2.1	Ranking of Debt

Subject to the terms of this Deed, the Debt shall rank in the following order:

First	Senior Debt

Second	Subordinated Debt.

2.2	Application of ranking

The ranking in Clause 2.1 (Ranking of Debt) shall apply regardless of:

	2.2.1	the order of registration, delivery of, notice or execution of any document;

	2.2.2	the date upon which any Debt arises;

	2.2.3	whether the Lender is obliged to advance moneys included in any Debt; or

	2.2.4	any fluctuations in the outstanding amount of, or any intermediate discharge of, any Debt in whole or in part.

3.	UNDERTAKINGS OF BORROWER

So long as any Senior Debt is or may become outstanding, the Borrower undertakes to the Lender that it will not:

	3.1.1	discharge any of the Subordinated Debt;

	3.1.2	create or permit to subsist any security over any of its assets for, or any guarantee, indemnity or other assurance against financial loss in respect of, any of the Subordinated Debt;

3.1.3

pay, repay, prepay, redeem, pay any interest, fees, dividends or commissions on or by reference to, purchase or otherwise acquire, any of the Subordinated Debt in cash or in kind nor allow any of its Subsidiaries to do so;

	3.1.4	purchase or acquire any of the Subordinated Debt or any interest therein nor allow any of its Subsidiaries to do so;

3.1.5

amend, waive or release any term of the Subordinated Documents, except for an amendment, waiver or release which does not prejudice any Senior Debt, the Lender or impair the subordination contemplated by this Deed; or

	3.1.6	take or omit to take any action whereby the subordination contemplated by this Deed may be impaired.

4.	UNDERTAKINGS OF SUBORDINATED CREDITOR

So long as any Senior Debt is or may become outstanding, the Subordinated Creditor undertakes to the Lender:

4.1.1

not to demand or receive payment, prepayment or repayment of, or any distribution in respect of (or on account of) any of the Subordinated Debt in cash or in kind from the Borrower or any other source or apply any money or property in discharge of any Subordinated Debt;

	4.1.2	not to discharge any of the Subordinated Debt by set-off;

	4.1.3	not to permit to subsist or receive the benefit of any security interest, guarantee, indemnity or other assurance against financial loss for, or in respect of, any of the Subordinated Debt;

	4.1.4	not to take or omit to take any action whereby the subordination contemplated by this Deed may be impaired;

4.1.5

not to amend, waive or release any term of the Subordinated Documents, except for an amendment which does not prejudice any Senior Debt, the Lender or impair the subordination contemplated by this Deed;

	4.1.6	not to convert any of the Subordinated Debt into shares of the Borrower; and

	4.1.7	to endorse a memorandum of this Deed on each document evidencing any Subordinated Debt.

5.	TURNOVER OF RECEIPTS

5.1	Non-permitted payments

If before the Senior Discharge Date:

	5.1.1	the Subordinated Creditor receives a payment or distribution in cash or in any other form in respect of, or on account of the Subordinated Debt from the Borrower or any other source;

	5.1.2	the Subordinated Creditor receives the proceeds of any enforcement of any security, or payment under any guarantee, for any Subordinated Debt; or

	5.1.3	the Borrower makes any payment or distribution in cash or in any other form on account of the purchase or other acquisition of any of the Subordinated Debt,

the Subordinated Creditor will forthwith pay any and all such amounts to the Lender for application against the Senior Debt and until it does so shall hold all such amounts on trust for the Lender.

5.2	Non-permitted set-off

If, for any reason, any of the Subordinated Debt is discharged in whole or in part by set-off, the Subordinated Creditor will forthwith pay an amount equal to the amount of the Subordinated Debt discharged by the set-off to the Lender for application against the Senior Debt.

6.	SUBORDINATION ON INSOLVENCY

6.1	Subordination events

If:

6.1.1

any distribution, assignment, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower, by reason of the liquidation, dissolution or other winding-up of the Borrower or its businesses or any sale, receivership, administration or insolvency proceeding for the benefit of creditors in respect of the Borrower is made or occurs; or

	6.1.2	an Event of Default is continuing,

the provisions of Clause 6.2 (Subordination) shall apply.

6.2	Subordination

In any of the circumstances mentioned in Clause 6.1 (Subordination events):

	6.2.1	the Subordinated Debt shall be postponed and subordinated in right of payment to the Senior Debt;

	6.2.2	the Lender may, and is irrevocably authorised on behalf of the Subordinated Creditor to:

(A) claim, enforce and prove for the Subordinated Debt;

(B)	file claims and proofs, give receipts and take all such proceedings and do all such things as the Lender sees fit to recover the Subordinated Debt; and

(C)	receive all distributions on the Subordinated Debt for application towards the Senior Debt;

6.2.3

if and to the extent that the Lender is not entitled to claim, enforce, prove, file claims or proofs, or take proceedings for the Subordinated Debt, the Subordinated Creditor shall do so in good time as requested by the Lender acting in accordance with the instructions of the Lender;

6.2.4	the Subordinated Creditor shall:

(A)

hold any payment or distribution in cash or in kind received or receivable by it in respect of the Subordinated Debt from the Borrower or its estate or from any other source on trust for the Lender; and

	(B)	upon demand promptly pay and transfer any such payment to the Lender for application against the Senior Debt; and

6.2.5

the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Borrower or their proceeds is directed to pay distributions on the Subordinated Debt direct to the Lender until the Senior Debt is irrevocably paid in full.

7.	VOTING

If any of the events referred to in Clause 6.1 (Subordination events) occurs:

7.1.1

the Lender may (and is hereby irrevocably authorised to) exercise all powers of convening meetings, voting and representation in respect of the Subordinated Debt and the Subordinated Creditor shall provide the Lender with all necessary forms of proxy and of representation; and

	7.1.2	if and to the extent that the Lender is not entitled to exercise a power conferred by the above, the Subordinated Creditor:

		(A)	shall exercise the power as the Lender directs; and

		(B)	shall not exercise any power so as to impair this subordination.

8.	TREATMENT OF DISTRIBUTIONS

8.1	Realisation of non-cash distributions

If the Lender receives any distribution otherwise than in cash in respect of the Subordinated Debt from the Borrower or any other source, the Lender may realise the distribution as it sees fit and the Senior Debt shall not be deemed reduced by the distribution until and except to the extent that the realisation proceeds are applied towards the Senior Debt.

8.2	Transfer of distributions

The Subordinated Creditor shall do all such things as the Lender may require as being necessary or desirable to transfer to the Lender all payments and distributions which must be turned over or held in trust for the Lender, including endorsements and execution of formal transfers, and shall pay all costs and stamp duties in connection therewith.

8.3	Currencies

If the Lender receives any payment required to be paid by the Subordinated Creditor under this Deed or paid in respect of the Subordinated Debt in a currency other than the currency of the Senior Debt, the Lender may convert the currency received into the currency of the Senior Debt at a prevailing market rate of exchange and the Senior Debt shall not be deemed reduced by the payment until and except to the extent that the proceeds of conversion are applied towards the Senior Debt.

8.4	Failure of trust

If for any reason, a trust in favour of, or a holding of property for, the Lender under this Deed is invalid or unenforceable, the Subordinated Creditor shall pay and deliver to the Lender an amount equal to the payment, receipt or recovery in cash or in kind (or its value, if in kind) which the Subordinated Creditor would otherwise have been bound to hold on trust for or as property of the Lender.

9.	ENFORCEMENT

Until the Senior Discharge Date, the Subordinated Creditor shall not be entitled:

9.1	to accelerate any of the Subordinated Debt or otherwise declare any of the Subordinated Debt prematurely payable;

9.2

either alone or in conjunction with any other person, to commence or take any action against the Borrower for the enforcement of, or in connection with, any Subordinated Document (including for the payment of any amount thereunder or in respect of a breach of a term thereunder) or for the termination thereof;

9.3

to initiate or support or take any steps with a view to any insolvency, liquidation, reorganisation, receivership, administration, winding-up or dissolution proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving the Borrower, whether by petition, convening a meeting, voting in support of a resolution or otherwise;

9.4

without prejudice to Clause 4.1.3 (Undertakings of Subordinated Creditor), to enforce any Security which secures any Subordinated Debt by foreclosure or otherwise or to exercise any right of marshalling; or

9.5	otherwise to exercise any remedy for the recovery of the Subordinated Debt.

10.	ENFORCEMENT BY THE LENDER

The Lender may enforce, or refrain from enforcing, the security created by any of the Senior Security Documents in accordance with their terms:

10.1	in such manner as it sees fit;

10.2	solely having regard to its interests; and

10.3	without any liability or duty to any of the Subordinated Creditor.

11.	CONSENTS

11.1	New transactions

The Subordinated Creditor shall not have any remedy against the Borrower or the Lender by reason of any transaction entered into between the Lender and the Borrower which violates, does not comply with or is a potential event of default or an event of default (however described) under any Subordinated Document. The Subordinated Creditor may not object to any such transaction by reason of any provision of any of the Subordinated Documents.

11.2	Waivers

Any waiver or consent granted by the Lender in respect of any Finance Document shall also be deemed to have been given by the Subordinated Creditor if any transaction or circumstances would, in the absence of that waiver or consent, violate or not comply with any Subordinated Document or result in a potential event of default or an event of default (however described) under any Subordinated Document.

12.	REPRESENTATIONS AND WARRANTIES

The Subordinated Creditor represents and warrants to the Lender that:

12.1	it is a duly incorporated corporation and validly existing under the laws of its jurisdiction of formation;

12.2	it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Deed;

12.3

this Deed constitutes its legal, binding, valid and enforceable obligations subject to any general principles of law limiting its obligations which are specificially referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) of the Facility Agreement;

12.4	the entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not:

	12.4.1	conflict with any law or regulation or judicial or official order applicable to it; or

	12.4.2	conflict with its constitutional documents; or

	12.4.3	conflict with any agreement or document which is binding upon it or any of its assets and it has obtained all necessary consents and authorisations for the performance by it of this Deed;

12.5

it is the sole legal and beneficial owner of the Subordinated Debt owed to it and of the benefits of the Subordinated Documents free from any security interest, declaration of trust, option and subordination in favour of any person other than the Lender;

12.6	the Subordinated Debt is not subject to any set-off, counterclaim or other defence;

12.7	its payment obligations under this Deed rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law;

12.8

no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of this Deed and it is not necessary that this Deed be filed, recorded or enrolled with any court or other authority in any jurisdiction;

12.9

all information provided by it or on its behalf in connection with or pursuant to this Deed or any other Transaction Document was true and accurate in all material respects as at the date it was provided or as at the date (if any) it was stated and nothing was omitted from such information that results in such information being untrue or misleading in any material respect;

12.10

no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a materially adverse effect on its ability to comply with its obligations under this Deed have (to the best of its knowledge and belief) been started or threatened against it;

12.11

the execution by it of this Deed constitutes, and the exercise by it of its rights and performance of its obligations under this Deed will constitute, private and commercial acts performed for private and commercial purposes and it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Deed;

12.12	it is not necessary under the laws of its jurisdiction of incorporation:

	12.12.1	in order to enable the Lender to enforce its rights under this Deed; or

	12.12.2	by reason of the execution of this Deed or the performance by it of its obligations under this Deed,

that the Lender should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation and the Lender is not and will not be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of execution, performance and/or enforcement of this Deed; and

12.13	its:

	12.13.1	irrevocable submission under this Deed to the jurisdiction of the courts of England;

	12.13.2	agreement that this Deed is governed by English law; and

	12.13.3	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation and any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

12.14

The representations set out in this Clause 12 are made on the date of this Deed and are deemed to be repeated by the Subordinated Creditor on each date until the Senior Discharge Date with reference to the facts and circumstances then existing.

13.	INFORMATION BY SUBORDINATED CREDITORS

13.1	Defaults

The Subordinated Creditor will, promptly upon becoming aware of the same, notify the Lender of the occurrence of any event of default or potential event of default (howsoever described) or mandatory prepayment event or other event entitling the Subordinated Creditor to demand prepayment or repayment of any Subordinated Debt prior to its specified maturity under the Subordinated Documents.

13.2	Amounts of debt

The Subordinated Creditor will on the written request by the Lender notify the Lender in writing of details of the amount of the Subordinated Debt.

14.	SUBROGATION BY SUBORDINATED CREDITORS

If the Senior Debt is wholly or partially paid out of any proceeds received of or on account of the Subordinated Debt, the Subordinated Creditor (as the case may be) will to that extent be subrogated to the Senior Debt so paid (and all securities and guarantees for that Senior Debt) but not before the Senior Discharge Date.

15.	PROTECTION OF SUBORDINATION

15.1	Continuing subordination

The subordination provisions in this Deed constitute continuing subordination arrangements and benefit the ultimate balance of the Senior Debt, regardless of any intermediate payment or discharge of the Senior Debt in whole or in part.

15.2	Waiver of defences

The subordination arrangements in this Deed and the obligations of the Subordinated Creditor under this Deed will not be affected by any act, omission, matter or thing which but for this provision, might operate to reduce, release or prejudice the subordination or any of those obligations in whole or in part, including without limitation:

	15.2.1	any time, waiver or indulgence granted to or composition with the Borrower or any other person;

15.2.2

the taking of any other security interest from the Borrower or any other person or the variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower or any other person under the Finance Documents or otherwise or any non-presentation or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any security;

	15.2.3	the release of the Borrower or any other person under the terms of any composition or arrangement;

	15.2.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

	15.2.5	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

	15.2.6	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

	15.2.7	any winding-up, insolvency or similar proceedings in relation to any person; or

	15.2.8	any unenforceability, illegality or invalidity of any obligation of any person or any security under any of the Finance Documents or under any other document or security.

15.3	Immediate recourse

The Subordinated Creditor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this subordination, of the security conferred by the Senior Security Documents or of the obligations of the Subordinated Creditor under this Deed. The Lender (or any trustee or agent on its behalf) may refrain from applying or enforcing any money, rights or security.

15.4	Borrower's acknowledgement

The Borrower recognises the undertakings and obligations to and on the parts of the Subordinated Creditor herein contained and irrevocably waives any rights which each may now or in the future have to challenge or have set aside any arrangement relating to:

	15.4.1	the placing in a suspense account of any moneys or distributions received from the Subordinated Creditor or on account of the liability of the Subordinated Creditor under this Deed; and

	15.4.2	any other matter or thing regarding the order of enforcement of the Senior Security Documents and the priority of the application of the proceeds of such enforcement,

and the Borrower confirms that it does not have any right to enforce or sue in respect of any agreement, arrangement or understanding herein contained or to claim any right of estoppel in relation hereto.

16.	PRESERVATION OF SUBORDINATED DEBT

The Subordinated Debt shall, solely as between the Borrower and the Subordinated Creditor, remain owing or due and payable in accordance with the terms of the Subordinated Documents and interest and default interest will accrue on missed payments accordingly.

17.	POWER OF ATTORNEY

By way of security for the obligations of the Subordinated Creditor under this Deed, the Subordinated Creditor irrevocably appoints the Lender as its attorney to do anything which the Subordinated Creditor is required to do by this Deed but has failed to do. The Lender may delegate this power. The Subordinated Creditor ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney mentioned in this Clause 17 does or purports to do in exercise of the powers granted by this Clause 17.

18.	EXPENSES, DEFAULT INTEREST ETC

18.1	Enforcement costs

The Borrower and the Subordinated Creditor shall, forthwith on demand, pay to the Lender the amount of all costs and expenses incurred by it in connection with the preservation or enforcement against the Borrower or the Subordinated Creditor (as the case may be) of any of the rights of the Lender against it under this Deed.

18.2	Legal expenses and taxes

The costs and expenses referred to in Clause 18.1 above include, without limitation, the fees and expenses of legal advisers and any value added tax or similar tax, and are payable in the currency in which they are incurred.

18.3	Default interest

18.3.1

If the Subordinated Creditor fails to pay any amount payable by it under this Deed to the Lender, it must, on demand by the Lender, pay interest on the overdue amount from the due date up to the date of actual payment (both before and after judgment).

	18.3.2	Interest on an overdue amount is payable at a rate equal to the aggregate of:

		(A)	two per cent.;

(B)

the rate quoted by the Lender to leading banks in the London interbank market on the relevant rate fixing day for the offering of deposits in the currency of the overdue amount during the period of non-payment;

(C)

the cost of compliance with the requirements of the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority) in relation to the overdue amount, as certified by the Lender.

	18.3.3	For the purpose of determining the relevant rate under Clause 18.3.2 above, the Lender may:

		(A)	select successive periods of any duration up to three months; and

		(B)	determine the appropriate rate fixing day for that period.

	18.3.4	Interest (if unpaid) on an overdue amount will be compounded at the end of the period selected by the Lender under Clause 18.3.3 above but will remain immediately due and payable.

18.3.5

Any interest accruing under this Clause 18 accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Lender determines is market practice for the currency of the amount due.

18.4	Certificates and Determinations

Any certification or determination by the Lender of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

18.5	No Deduction

All payments to be made by the Subordinated Creditor under this Deed shall be made without any set-off, counterclaim or equity and (subject to the following sentence) free from, clear of and without deduction for any taxes, duties, levies, imposts or charges whatsoever, present or future. If the Subordinated Creditor is compelled by the law of any applicable jurisdiction (or by an order of any regulatory authority in such jurisdiction) to withhold or deduct any sums in respect of taxes, duties, levies, imposts or charges from any amount payable to the Lender under this Deed or, if any such withholding or deduction is made in respect of any recovery from the Subordinated Creditor under this Deed, the Subordinated Creditor shall pay such additional amount so as to ensure that the net amount received by the Lender shall equal the full amount due to it under the provisions of this Deed (had no such withholding or deduction been made).

18.6	Currency of Payment

The obligation of the Subordinated Creditor under this Deed to make payments in any currency shall not be discharged or satisfied by any tender, or recovery pursuant to any judgment or otherwise, expressed in or converted into any other currency, except to the extent that tender or recovery results in the effective receipt by a Finance Party of the full amount of the currency expressed to be payable under this Deed.

18.7	Currency Indemnity

18.7.1

If any sum due from the Subordinated Creditor under this Deed (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

		(A)	making or filing a claim or proof against the Subordinated Creditor;

		(B)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings; or

		(C)	applying the Sum in satisfaction of any amount due under this Deed,

the Subordinated Creditor shall, as an independent obligation, within three Business Days of demand, indemnify the relevant Finance Party against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that Finance Party at the time of its receipt of that Sum.

	18.7.2	The Subordinated Creditor waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency or currency unit other than that in which it is expressed to be payable.

19.	CHANGES TO THE PARTIES

19.1	Successors and assigns

This Deed is binding on the successors and assigns of the parties hereto.

19.2	Borrower

The Borrower may not assign or transfer any of its rights (if any) or obligations under this Deed.

19.3	Subordinated Creditor

The Subordinated Creditor shall not:

19.3.1

assign or dispose of, or create or permit to subsist any security or trust over, any of the Subordinated Debt owing to it or its proceeds or any interest in that Subordinated Debt or its proceeds, or any security therefor, to or in favour of any person or attempt to do any of the foregoing; or

	19.3.2	subordinate any of the Subordinated Debt owing to it or its proceeds to any sums owing by the Borrower to any person other than the Lender; or

19.3.3	transfer by novation or otherwise any of its rights or obligations under the Subordinated Documents or this Deed to any person.

19.4	The Lender

The Lender may assign or otherwise dispose of all or any of its rights under this Deed in accordance with the Finance Documents to which it is a party.

20.	STATUS OF BORROWER

20.1	Priorities

The Borrower joins in this Deed for the purpose of acknowledging the priorities, rights and obligations recorded in this Deed and undertakes with each of the other parties hereto to observe the provisions of this Deed at all times and not in any way to prejudice or affect the enforcement of such provisions or do or suffer anything which would be inconsistent with the terms of this Deed.

20.2	No rights

The Borrower shall not have any rights hereunder and none of the undertakings herein contained on the part of the Lender or the Subordinated Creditor are given (or shall be deemed to have been given) to, or for the benefit of, the Borrower.

21.	LIABILITY OF LENDER

The Lender shall have no liability to the Borrower or the Subordinated Creditor for any omission or any act taken by it in connection with its rights, powers, duties or obligations under this Deed.

22.	NOTICES

22.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be given in person, by post or fax.

22.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below or any substitute address, fax number or department or officer as any Party may notify to the others by not less than five Business Days' notice.

22.3	Delivery

	22.3.1	Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:

		(A)	if by way of fax, when received in legible form; or

		(B)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 22.2 (Addresses), if addressed to that department or officer.

22.3.2

Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below (or any substitute department or officer as the Lender shall specify for this purpose).

22.4	English language

	22.4.1	Any notice given under or in connection with this Deed must be in English.

	22.4.2	All other documents provided under or in connection with this Deed must be:

		(A)	in English; or

(B)

if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

23.	PARTIAL INVALIDITY

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

24.	REMEDIES AND WAIVERS CUMULATIVE

The rights of the Lender under this Deed:

	24.1.1	are cumulative and not exclusive of its rights under the general law;

	24.1.2	may be exercised as often as necessary; and

	24.1.3	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

25.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

26.	GOVERNING LAW

This Deed is governed by English law.

27.	JURISDICTION

27.1	Jurisdiction of English courts

27.1.1

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a "Dispute").

27.1.2

Subject to Clause 27.1.3 below, the Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither the Borrower, an Obligor nor a Subordinated Creditor will:

		(A)	argue to the contrary; or

		(B)	take any proceedings relating to a Dispute in any jurisdiction other than England.

27.1.3

This Clause is for the benefit of the Lender only. As a result the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction nor from contending that such courts are appropriate and convenient. To the extent allowed by law, the Lender may take:

		(A)	proceedings in any other court; and

		(B)	concurrent proceedings in any number of jurisdictions.

27.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Subordinated Creditor:

	27.2.1	irrevocably appoints [o] as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

	27.2.2	agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed on the date stated at the beginning of this Deed.

SIGNATORIES

THE BORROWER

EXECUTED AS A DEED by
SMARTSWITCH NETHERLANDS C.V.
Represented by its Management Committee

/s/ Herman Kotze
By: Herman Kotze

Its: Sole Member of the Management Committee

in the presence of: Signature of witness

/s/ E C de Villers

Name of witness
(in BLOCK CAPITALS)

EC de Villers

Notice details for the purposes of Clause 22

Address of company:	President Place
4th Floor
Cnr Jan Smuts Avenue and Bolton Road
Rosebank
Johannesburg 2196
South Africa

Fax:	27 11 880 7080

Attention:	Mr Herman Kotze

SIGNATURE PAGE TO DEED OF SUBORDINATION

THE SUBORDINATED CREDITOR
EXECUTED AS A DEED by
NET1 UEPS TECHNOLOGIES, INC.

/s/ Herman Kotze
By: Herman Kotze
Its: Chief Financial Officer

Signature of witness

/s/ E C de Villers

Name of witness
(in BLOCK CAPITALS)

EC de Villers

Notice details for the purposes of Clause 22

Address of company:

President Place
4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank
Johannesburg 2196
South Africa

Fax:	27 11 880 7080

Attention:	Mr. Herman Kotze

SIGNATURE PAGE TO DEED OF SUBORDINATION

THE LENDER
SIGNED by	)
)
for and on behalf of	)
INVESTEC BANK (UK))
LIMITED

/s/ Charles Stott
Charles Stott
Authorized Signatory

/s/ Michael Kurland
Michael Kurland
Authorized Signatory

Notice details for the purposes of Clause 22

Address of company:

2 Gresham Street
LONDON
EC2 V 7QP

Fax:	+44 (0)20 597 4070

Attention:	Kim Boatwright